Exhibit 99.1

Arteris Appoints Saurabh Sinha as Chief Financial Officer

CAMPBELL, Calif., – August 6, 2026 – Arteris, Inc. (Nasdaq: AIP), a leading provider of semiconductor technology for accelerating innovation in the AI era, today announced the appointment of Saurabh Sinha as Chief Financial Officer, effective September 8, 2026. Mr. Sinha succeeds Nick Hawkins, who is retiring after seven years with the company. Mr. Hawkins will provide continued support in an advisory role to facilitate a seamless transition.

“Arteris is executing on a significant growth opportunity as AI and semiconductor innovation drive increasing demand for sophisticated data movement system IP,” said K. Charles Janac, president and CEO of Arteris. “Saurabh is a seasoned public company CFO with a track record of helping technology companies scale. His experience in operational excellence, public company leadership, investor relations and capital markets will be invaluable as we execute our long-term strategy. We wholeheartedly welcome Saurabh to the Arteris management team.”

Janac continued, “I want to thank Nick Hawkins for his leadership and significant contributions to Arteris during his tenure. Nick helped lead Arteris through its successful IPO and built an exceptional finance organization. We wish Nick the best in his next chapter.”

“I am honored to join Arteris at such an exciting point in the company’s evolution,” said Saurabh Sinha. “Arteris has built an exceptional reputation as the trusted system IP partner for many of the world’s leading semiconductor innovators. As AI and other advances in semiconductor architecture continue to reshape computing and emerging application opportunities, the company’s technology, customer relationships and innovation-driven culture position it exceptionally well for continued growth. I’m excited to join the talented Arteris team to build on its success, generating long-term value for its customers, employees and shareholders.”

Mr. Sinha brings more than 25 years of financial leadership experience across public technology companies and high-growth private technology businesses, helping organizations scale operations, strengthen governance and create long-term shareholder value. Since September 2020, he has served as Chief Financial Officer of Aeva Technologies, where he led the company’s finance organization through its transition to the public markets and helped build the infrastructure to support its next phase of growth. Previously, he held senior financial leadership roles at a number of companies including InvenSense, Symmetricom, ShoreTel and JUUL.

Mr. Sinha holds a Bachelor of Commerce degree from the University of Delhi and an MBA from The Wharton School of the University of Pennsylvania.

About Arteris

Arteris is a leading provider of semiconductor technology that accelerates the creation of high-performance, power-efficient silicon with built-in safety, reliability, and security. Innovative Arteris products are designed to optimize data movement and help ease complexity in the modern AI era with network-on-chip (NoC) interconnect intellectual property (IP), system-on-chip (SoC) software for integration automation and hardware security assurance. All are used by the world’s top technology companies to improve overall performance and engineering productivity, reduce risk, lower costs, and bring cutting-edge designs to market faster. Learn more at arteris.com.

© 2004-2026 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Media Contact:

Arteris

Gina Jacobs

+1.408.560.3044

newsroom@arteris.com

Investor Contact:

Sapphire Investor Relations, LLC

Erica Mannion and Michael Funari

+1 617 542 6180

IR@arteris.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the expected contributions of Mr. Sinha as Chief Financial Officer, the planned leadership transition, Mr. Hawkins’ continued service as executive advisor through February 2027, the Company’s growth strategy, operational execution, market opportunities, and long-term shareholder value. The words such as “may,” “will,” “could,” “expect,” “approximately,” “believe,” “estimate,” “future,” “guidance,” “outlook,” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Factors that could cause actual results to differ materially include, among others, the Company’s ability to successfully execute its business strategy, retain and integrate key personnel, respond to changing market conditions, achieve expected operating results, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Arteris undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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